UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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SPS COMMERCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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333 South Seventh Street, Suite 1000

Minneapolis, Minnesota 55402

(612) 435-9400

AMENDMENT NO. 1

TO OUR PROXY STATEMENT FOR OUR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2020

April 13, 2020

This Amendment No. 1 amends the proxy statement of SPS Commerce. Inc. (the “Company”) dated April 6, 2020. This amendment does not change the proposals to be acted on at the 2020 annual meeting of stockholders, or the recommendations of the board of directors of the Company (the “Board”) in relation thereto, which are described in the proxy statement.

The sole purpose of this Amendment is to amend and restate the second and third full questions and answers on Page 7 of the proxy statement to clarify the votes required for each proposal, along with how votes are counted. For purposes of clarity, these full questions and answers on Page 7 of the proxy statement misstated that the affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the amendment to our Eighth Amended and Restated Certificate of Incorporation and that if you abstain from voting on the proposal to approve the amendment to our Eighth Amended and Restated Certificate of Incorporation, it will have the same effect as a vote against the proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not or may not vote your shares), this will have no effect on the outcome of the vote. The proposal to approve the amendment to our Eighth Amended and Restated Certificate of Incorporation requires the approval of the majority of shares issued and outstanding, and abstentions and broker non-votes will have the same effect on this proposal as a vote against it.

These two full questions and answers on Page 7 of the proxy statement are hereby amended and restated in its entirety as follows:

What vote is required to approve each item of business included in the notice of meeting?

A director nominee will be elected if the number of votes cast “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee. Any incumbent director who does not receive a greater number of votes “FOR” than “AGAINST” his or her reelection in an uncontested election shall tender his or her resignation to the board of directors, subject to acceptance by the board of directors. The board of directors will determine whether to accept or reject the offer to resign within 90 days of certification of the stockholder vote.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of our independent auditor.

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to approve the amendment to our Eighth Amended and Restated Certificate of Incorporation.

For the advisory vote to approve the executive compensation of our named executive officers, there is no minimum approval necessary for the proposal since it is an advisory vote; however, the board of directors will consider the results of the advisory vote when considering future decisions related to such proposals.

How are votes counted?

You may vote “FOR,” “AGAINST” OR “ABSTAIN” for each director nominee and on the other proposals. If you properly submit your proxy but abstain from voting for a director nominee or on these other proposals, your shares will be counted as present at the meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting. If you do not submit your proxy or voting instructions and also do not vote by ballot at the annual meeting, your shares will not be counted as present at the meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so. For more information regarding discretionary voting, see the information above under “What if I do not specify how I want my shares voted?”

If you abstain from voting for one or more of the director nominees or you do not vote your shares on this matter (whether by broker non-vote or otherwise), this will have no effect on the outcome of the vote. With respect to the proposal to ratify the selection of KPMG as our independent auditor, if you abstain from voting, doing so will have the same effect as a vote against the proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not vote your shares), this will have no effect on the outcome of the vote. With respect to the proposal to approve the amendment to our Eighth Amended and Restated Certificate of Incorporation, if you abstain from voting or you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not vote your shares), doing so will have the same effect as a vote against the proposal. Abstentions and broker non-votes will have no effect on the advisory vote to approve the compensation of our named executive officers.

Unless otherwise expressly provided for in this amendment, all capitalized words, phrases, or defined terms used in this amendment will have the same meaning ascribed to them in the proxy statement. Except as expressly set forth in this amendment, there have been no other changes or modifications to the proxy statement, and the proxy statement remains otherwise unchanged and in full force and effect.

Important Information

The Company has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) and has furnished to its stockholders a proxy statement in connection with the solicitation of proxies for the 2020 annual meeting of stockholders. The Company advises its stockholders to read the proxy statement relating to the 2020 annual meeting, as amended and supplemented by this amendment, because it contains important information. Stockholders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.